EXHIBIT 99

                   PRESS RELEASE OF REGISTRANT

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                   CODORUS VALLEY BANCORP, INC.
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                          PRESS RELEASE

                  CODORUS VALLEY BANCORP, INC.

               TWO-FOR-ONE STOCK SPLIT EFFECTED
 IN THE FORM OF A ONE HUNDRED PERCENT STOCK DIVIDEND ANNOUNCED


York, Pennsylvania
December 9, 1997
Contact Person: Larry J. Miller, President
Telephone: 717-747-1500


The Board of Directors of Codorus Valley Bancorp, Inc. has declared a two-for-one stock split effected in the form of a one hundred percent (100%) stock dividend to shareholders of record as of December 23, 1997. The stock split in the form of a stock dividend will be paid on January 26, 1998.

Speaking on behalf of the Corporation, Larry J. Miller,
President, stated, "We are pleased with the performance of our stock during 1997, and look at this stock dividend as a means of enhancing long-term shareholder value."

The Corporation had total assets of $251 million at September 30, 1997; an increase of $15 million or 6% above September 30, 1996.
The Corporation earned $1,919,000 or $1.75 per share for the first nine months of 1997.

Codorus Valley Bancorp, Inc. (Nasdaq: CVLY) is the parent bank holding company of PeoplesBank, A Codorus Valley Company.
PeoplesBank operates eight full service banking offices throughout Southern York County, and a Trust and Investment
Services Division located at the Codorus Valley Corporate Center.



    Codorus Valley Corporate Center, 105 Leader Heights Road,
             P. O. Box 2887, York, PA  17405-2887
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                  717-747-1519  -  Fax 717-747-0490